UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 18, 2009

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of Principal Executive Offices, including Zip Code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2009, the Board of Directors (the “Board”) of FEI Company (the “Company”) amended and restated our 1995 Stock Incentive Plan (as amended and restated, the “Plan”) to provide that each automatic annual grant of 2,500 restricted stock units (“RSUs”) to our non-employee directors (the “Annual Grants”) will vest as to twenty-five (25%) of the RSUs on April 30 of each of the four calendar years following the year in which the award is made. Prior to this amendment, the Annual Grants vested as to twenty-five (25%) of the RSUs on each anniversary of its date of grant, which was the date of the Company’s annual meeting of shareholders held in the year in which the award was made.

This amendment was made because the date on which the Company’s annual meeting of shareholders is held may vary from year to year, which variation may result in those non-employee directors who are not standing for reelection at an annual meeting of shareholders failing to vest with respect to certain RSUs despite such non-employee directors having continued to serve as a director of the Company substantially through the vesting date in such year. April 30 was chosen as the vesting date for the Annual Grants because it represents a date that is reasonably near to, but in advance of, the Company’s annual meeting of shareholders in any given year.

Concurrently with the adoption of the Plan, the Board authorized the amendment of the agreements governing the outstanding Annual Grants that remains unvested, in whole or in part, with our non-employee directors to provide that each such outstanding Annual Grant will vest in accordance with the amended terms of the Plan.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, under metrics previously approved by the Compensation Committee of the Board, the Company determined payments under the Company’s Management Variable Compensation Plan (“MVP”) to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for 2008 performance. The payments were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K dated July 25, 2009. The amounts payable to the named executive officers are as follows:

Named Executive Officer:	Incentive Payments Under 2008 MVP
Don R. Kania	$273,735
Robert H. J. Fastenau	€69,678
Raymond A. Link	$91,838
Benjamin Loh	$88,164

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2009, the Board amended and restated the Company’s Bylaws (as amended and restated, the “Bylaws”) to make certain technical changes to the requirements that shareholders must follow in order to validly nominate directors for election at, and to propose other business intended to be brought before, shareholder meetings. In addition, the Board amended the Bylaws regarding conditional resignations of directors and the manner in which conditional vacancies may be filled. The Bylaws were effective as of the date that they were adopted by the Board.

The foregoing description is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective as of February 18, 2009

10.1	1995 Stock Incentive Plan, as amended and restated as of February 18, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2009	FEI Company

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, effective as of February 18, 2009

10.1	1995 Stock Incentive Plan, as amended and restated as of February 18, 2009